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                             By Facsimile: (916) 388-7499
                                   Original by mail

September 16, 1997


Mr. Karim Kano
Packard Bell
1 Packard Bell Way
Sacramento,  CA  95828-0903



Dear Karim,

The following modifies the CD-ROM DISTRIBUTION AGREEMENT entered into between BDE and PB on September 14, 1996.

1. PB will participate in the online revenues generated from accepted Multipath Movie Run Time CD-ROMs "bundled" with PB computers under the distribution agreement during the 12 month period beginning with the date the first bundled Multipath Movie is shipped by PB on its hard drives, and will have the rights to available additional titles that BDE produces during this period. PB's participation right will be set at CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of net online revenues received by BDE during this 12 month period from bundled Multipath Movies shipped.

2. After the 12 month period has elapsed our arrangement reverts to that set out in the distribution agreement.

3. PB will ship at least one third of the units required under clause 5.6(a) of the distribution agreement during the first 12 months, failing which the 12 month period will be extended to allow PB to ship the required number of units. The extension will not exceed an additional 6 months.

4. In return for the right to participate in online revenues PB will make payments to BDE of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ($CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) for each computer shipped with a Multipath Movie bundled thereon during this 12 month period or the extension thereof.

5. PB will have the right to put BDE's products directly on the hard drive instead of including a CD as per the distribution agreement.

6. We will each account to the other within thirty (30) days following the end of each calendar quarter. The accounts should show in detailed form the appropriate information and calculation of the payments to be made. Any required payments will accompany the accounts.

7. "Net Online Revenues" are defined as the revenues from the sale of tickets to view these Multipath Movies which have been bundled on PB computers, after deducting all associated third party costs including commissions, discounts, chargebacks and fees.

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8.  Our agreement may be reflected in a long form amendment, and unless and until we complete such amendment this letter will govern our conduct under the distribution agreement.

OTHER THAN AS ABOVE, THE DISTRIBUTION AGREEMENT WILL CONTINUE UNCHANGED.


Yours Sincerely,

/s/ Mark Dyne

Mark Dyne
Chief Executive Officer
Brilliant Digital Entertainment, Inc.






AGREED AND ACCEPTED


Karim Kano                                               September 22, 1997
-------------------------------------                   --------------------
Packard Bell NEC                                                Date
by Karim Kano
VP Strategic Planning